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Exhibit 99.9

SECURITY AGREEMENT

DATE: December 21, 2004

1.     DEFINITIONS

          (a)   "Collateral" has the meaning set forth in Section 2(a) hereof;

          (b)   "Debtor" means Hudson Bay Exploration and Development Company Limited together with its successors and permitted assigns;

          (c)   "Event of Default" has the meaning attributed to such term in the Trust Indenture;

          (d)   "Inventory" means all inventory comprising minerals and mineral bearing substances after they have been extracted, recovered or removed from a deposit and all work in progress and finished mineral products therefrom;

          (e)   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest in such asset;

          (f)    "Obligations" means all of the obligations, liabilities and indebtedness of the Debtor to the Holders, the Trustee and the Collateral Agent from time to time, whether present or future, absolute or contingent, liquidated or unliquidated, of whatsoever nature or kind, in any currency or otherwise, under or in respect of the Debtor's Guarantee and all documents delivered in connection with such Guarantee;

          (g)   "Permitted Liens" shall have the meaning set forth in the Trust Indenture;

          (h)   "Receivables" means all debts, claims, demands and choses in action (including all book debts and accounts) of the Debtor due from any sale or other disposition of any Inventory and all books and records pertaining thereto, together with the benefit of all judgments and all securities for such debts, claims, demands and choses in action and all other rights and benefits in respect thereto to which the Debtor is now or may hereafter become entitled;

          (i)    "Trust Indenture" means the trust indenture between the Debtor, The Bank of New York and the Guarantors (as defined therein) dated the date hereof, as may be supplemented, amended or restated from time to time.

2.     SECURITY INTEREST

          (a)   For value received the Debtor hereby grants to BNY Trust Company of Canada in its capacity as collateral agent for the benefit of the Trustee and the Holders under the Trust Indenture together with its successors in such capacity (hereinafter referred to as the "Collateral Agent"), by way of mortgage, charge, assignment and transfer, a security interest (the "Security Interest") in

    (i)
    all Inventory of the Debtor whether now owned or hereafter acquired and all insurance policies in respect thereof and all proceeds in respect of such policies; and

    (ii)
    all Receivables of the Debtor whether now owned or hereafter acquired

All of the foregoing being hereinafter collectively called the "Collateral". Notwithstanding the foregoing, the Collateral shall not include any Excluded Assets and the Security lnterest shall not extend, by operation of law or otherwise, to any Proceeds of Collateral (other than, for certainty, proceeds from the insurance policies referred to in Section 2(a)(i) above) that are not Collateral.

          (b)   Unless otherwise limited herein, the terms, "Chattel Paper", "Documents of Title", "Instruments", "Proceeds" whenever used herein shall be interpreted pursuant to their respective meanings when used in The Personal Property Security Act (Manitoba), as amended from time to time, which Act, including amendments thereto and any Act substituted therefor and amendments thereto is herein referred to as the "PPSA". Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof".

          (c)   Capitalized terms used but not otherwise defined herein shall have the meanings given to them under the Trust lndenture.

3.     OBLIGATIONS SECURED

        The Security lnterest secures payment and satisfaction of any and all Obligations of the Debtor. If the Security lnterest in the Collateral is not sufficient in the Event of Default to satisfy all Obligations of the Debtor, the Debtor acknowledges and agrees that it shall continue to be liable for any Obligations remaining outstanding and the Collateral Agent shall be entitled to pursue full payment thereof.

4.     REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

          (a)   All representations and warranties of the Debtor contained in the Trust lndenture shall be incorporated herein.

          (b)   The Debtor does not have or use a French form of name or a combined English or French form of name other than "La Compagnie d'Exploration et de Développement de la Baie d'Hudson Limitée".

          (c)   The address of the Debtor's chief executive office is 201 Portage Avenue, Suite 2200, Winnipeg, Manitoba, R3B 3L3.

          (d)   The Debtor does not own any tangible assets comprising the Collateral.

5.     COVENANTS OF THE DEBTOR

          (a)   All covenants of the Debtor contained in the Trust lndenture shall be incorporated herein.

          (b)   So long as this Security Agreement remains in effect the Debtor covenants and agrees:

      (i)
      to deliver to the Collateral Agent from time to time promptly upon request:

      A.
      any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to the Collateral;

      B.
      all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

      C.
      all policies and certificates of insurance relating to the Collateral; and

      D.
      such information concerning the Collateral, the Debtor and the Debtor's business and affairs as Collateral Agent may reasonably request.

          (c)   The Debtor shall notify the Collateral Agent promptly of any change in the information contained in this Agreement.

          (d)   The Debtor shall not change its name without giving prior written notice to the Collateral Agent of the new name and the date upon which such change of name is to take effect.

6.     USE AND VERIFICATION OF COLLATERAL

        The Debtor may, provided no Event of Default has occurred and is continuing, possess, collect, use and enjoy and deal with the Collateral in the ordinary course of the Debtor's business in any manner not inconsistent with the provisions hereof, or the Trust Indenture; provided always that the Collateral Agent shall have the right at any time and from time to time upon reasonable notice and during normal business hours to verify the existence and state of the Collateral in any manner the Collateral Agent may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Collateral Agent may reasonably request in connection therewith and for such purpose to grant to the Collateral Agent or its agents access to all places where the Collateral may be located and to all premises occupied by the Debtor.

7.     COLLECTION OF DEBTS

        At any time that an Event of Default shall have occurred and be continuing, the Collateral Agent may notify all or any person (an "Account Debtor") obligated to pay any Collateral of the Security Interest and may also direct such Account Debtors to make all payments on the Collateral to the Collateral Agent. The Debtor acknowledges that any payments on account of Collateral received by it from Account Debtors after notification of this Security Interest to Account Debtors shall be held by the Debtor separate from all other property of the Debtor in trust for, and shall be promptly paid over tol, the Collateral Agent, in form received with all necessary endorsements or transfers.

8.     DISPOSITION OF MONIES

        Subject to any applicable requirements of the PPSA, upon and during the continuance of an Event of Default, all monies collected or received by the Collateral Agent pursuant to or in exercise of any right it possesses with respect to the Collateral shall be applied on account of the Obligations in such manner as the Collateral Agent deems best or, at the option of the Collateral Agent, released to the Debtor, all without prejudice to the liability of the Debtor or the rights of the Collateral Agent hereunder, and any surplus shall be accounted for as required by law.

9.     REMEDIES

        Upon and during the continuance of any Event of Default, the Collateral Agent shall have the following rights and remedies:

          (a)   The Collateral Agent may appoint or reappoint, by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Collateral Agent or not, to be a receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of the Collateral and may remove any Receiver so appointed and appoint another in his stead. Any such Receiver, shall, so far as concerns responsibility for his acts, be deemed the agent of the Debtor and not the Collateral Agent, and except for gross negligence, willful misconduct and criminal acts and omissions, the Collateral Agent shall not be in any way responsible for any misconduct, negligence, or nonfeasance on the part of any such Receiver, his servants, agents or employees. Subject to the provisions of the instrument appointing him, any such Receiver shall have power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Debtor, enter upon, use and occupy all premises owned or occupied by the Debtor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the Debtor's business or as security for loans or advances to enable him to carry on the Debtor's business or otherwise, as such Receiver shall, in his discretion, determine. Except as may be otherwise directed by the Collateral Agent, all monies received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Collateral Agent. Every such Receiver may, in the discretion of the Collateral Agent, be vested with all or any of the rights and powers of the Collateral Agent.

          (b)   The Collateral Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of the foregoing sub-clause (a).

          (c)   The Collateral Agent may take possession of, collect, demand, sue on, enforce, recover and receive the Collateral and give valid and binding receipts and discharges therefor and in respect thereof, may sell, lease or otherwise dispose of the Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as to the Collateral Agent may seem reasonable.

          (d)   In addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Collateral Agent and in addition to any other rights the Collateral Agent may have at law or in equity, the Collateral Agent shall have, both before and after default, all rights and remedies of a secured party under the PPSA and The Personal Property Security Act, 1993 (Saskatchewan) (the "Saskatchewan PPSA"), provided always that the Collateral Agent shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of the Collateral or to institute any proceedings for such purposes. Furthermore, the Collateral Agent shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper, whether or not in the Collateral Agent's possession and shall not be liable or accountable for failure to do so.

          (e)   The Debtor acknowledges that the Collateral Agent or any keceiver appointed by it may take possession of the Collateral and all books and records pertaining thereto wherever it may be located and by any method permitted by law and the Debtor agrees upon request from the Collateral Agent or any such Receiver to assemble and deliver possession of the Collateral and all books and records pertaining thereto at such place or places as directed.

          (f)    The Debtor agrees to pay all costs, charges and expenses reasonably incurred by the Collateral Agent or any Receiver appoqnted by it, whether directly or for services rendered (including reasonable solicitors and auditors costs and other legal expenses and Receiver remuneration), in operating the Debtor's accounts, in preparing or enforcing this Security Agreement, taking custody of, preserving, repairing, processing, preparing for disposition and disposing of the Collateral and in enforcing or collecting the Obligations and all such costs, charges and expenses together with any monies owing as a result of any borrowing by the Collateral Agent or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of the Collateral and shall be secured hereby.

          (g)   The Collateral Agent will give the Debtor such notice of the date, time and place of any public sale or of the date after which any private disposition of the Collateral is to be made, as may be required by the PPSA or the Saskatchewan PPSA, as applicable.

10.   MISCELLANEOUS

          (a)   The Debtor hereby agrees to file such financing statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying the Collateral or any Permitted Liens affecting the Collateral or identifying the locations at which the Debtor's business is carried on and the Collateral records relating thereto are situate) as the Collateral Agent may deem appropriate to perfect and continue the Security Interest, to protect and preserve the Collateral and to realize upon the Security Interest and the Debtor hereby irrevocably constitutes and appoints the Collateral Agent, at any time that an Event of Default shall have occurred and be continuing, its true and lawful attorney, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient.

          (b)   In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Trust Indenture, the provisions of the Trust Indenture shall govern and prevail.

          (c)   Upon the Debtor's failure to perform any of its duties hereunder, the Collateral Agent may, but shall not be obligated, to, perform any or all of such duties, and the Debtor shall pay to the Collateral Agent, forthwith upon written demand therefor, an amount equal to the reasonable expenses incurred by the Collateral Agent in so doing plus interest thereon from the date such expense is incurred until it is paid at the annual rate of interest payable under the Notes.

          (d)   The Collateral Agent may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Collateral Agent may see fit without prejudice to the liability of the Debtor or the Collateral Agent's right to hold and realize the Security Interest. Furthermore, at any time that an Event of Default shall have occurred and be continuing, the Collateral Agent may demand, collect and sue on the Collateral in either the Debtor's or the Collateral Agent's name, at the Collateral Agent's option, and may endorse the

  Debtor's name on any and all cheques, commercial paper, and any other Instruments constituting the Collateral.

          (e)   No delay or omission by the Collateral Agent in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, the Collateral Agent may remedy any default by the Debtor hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor. All rights and remedies of the Collateral Agent granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

          (f)    The Debtor waives protest of any Instrument constituting the Collateral at any time held by the Collateral Agent on which the Debtor is in any way liable and, subject to Clause 9(g) hereof, notice of any other action taken by the Collateral Agent.

          (g)   The Debtor hereby irrevocably constitutes and appoints the Collateral Agent and each of its officers holding office from time to time as the true and lawful attorney of the Debtor at any time after an Event of Default shall have occurred and be continuing with power of substitution in the name of the Debtor to do any and all such acts and things or execute and deliver all such agreements, documents and instruments as the Collateral Agent reasonably considers necessary or desirable to carry out the provisions and purposes of this Agreement or to exercise any of its rights and remedies hereunder and to perfect the Security Interest created hereunder, and to do all acts or things necessary to realize or collect the Collateral, and the Debtor hereby ratifies and agrees to ratify all acts of any such attorney taken or done in accordance with this Section 10(g). Without in any way limiting the generality of the foregoing, the Collateral Agent shall have the right to execute, for and in the name of the Debtor, all financing statements, financing change statements, conveyances, transfers, assignments, consents and other instruments as may be required for such purposes. This power of attorney shall not be revoked or terminated by any act or thing other than the termination of this Agreement.

          (h)   This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof to enforce any rights hereunder, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or hereafter may have against the Collateral Agent unless it arises under or in respect of any Credit Documents.

          (i)    Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

          (j)    Whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given only if delivered to the party for whom it is intended at the principal address of such party set forth below or as changed pursuant hereto or if sent by prepaid registered mail addressed to the party for whom it is intended at the principal address of such party set forth below or as changed pursuant hereto. Either party may notify the other pursuant hereto of any change in such party's principal address to be used for the purposes hereof.

  If to the Debtor:

  Hudson Bay Exploration and Development Company Limited.
  201 Portage Avenue
  Suite 2200
  Winnipeg, Manitoba R3B 3L3

  If to the Collateral Agent:

  4 King Street West, Suite 1101
  Toronto, Ontario M5H 1B6

          (k)   This Security Agreement and the security afforded hereby is in addition to and not in substitution for any other security now or hereafter held by the Collateral Agent and is, and is intended to be a continuing Security Agreement and shall remain in full force and effect until all Obligations contracted for, and any extensions or renewals thereof together with interest accruing thereon shall be paid in full.

          (l)    The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

          (m)  When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependant upon the person referred to being a male, female, firm or corporation.

          (n)   In the event any provision of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and provisions of this Security Agreement shall remain in full force and effect.

          (o)   Nothing herein contained shall in any way obligate the Collateral Agent to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute the Obligations.

          (p)   The Security Interest created hereby is intended to attach when this Security Agreement is signed by the Debtor and delivered to the Collateral Agent.

          (q)   This Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the Province of Manitoba as the same may from time to time be in effect, including, where applicable, the PPSA.

          (r)   The Limitation of Civil Rights Act (Saskatchewan) shall have no application to this Security Agreement or any agreement renewing, extending or collateral to this Security Agreement.

          (s)   The Debtor will do or cause to be done all acts and things which may be required, or which the Trustee from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Trustee and the Holders, duly created, enforceable and perfected Liens upon the Collateral.

11.   COPY OF AGREEMENT

        The Debtor hereby acknowledges receipt of a copy of this Security Agreement. The Debtor further waives its right under the PPSA and the Saskatchewan PPSA to obtain a copy of the financing statement (including any financing change statement, renewal or discharge) registered concerning this Security Agreement and a copy of the verification statement issued to confirm such registration.

IN WITNESS WHEREOF the Debtor has executed this Security Agreement as of the date first above written.

HUDSON BAY EXPLORATION AND DEVELOPMENT COMPANY LIMITED

Per:	/s/ H. Douglas Scharf

Per:

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Exhibit 99.9
SECURITY AGREEMENT